INSTALLED BUILDING PRODUCTS ANNOUNCES RETIREMENT OF CHIEF OPERATING OFFICER AND APPOINTMENT OF SUCCESSOR

Columbus, Ohio, September 28, 2023. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complimentary building products, today announced that Jay P. Elliott has notified the Company of his decision to retire as Chief Operating Officer, effective December 31, 2023. Following his retirement, Mr. Elliott is expected to serve in an advisory role to the Company on business strategy and development.

The Board of Directors of the Company has named Brad A. Wheeler, currently serving as Regional President of the Company, to replace Mr. Elliott as Chief Operating Officer, effective January 1, 2024, to provide sufficient time for transition of Mr. Elliott's responsibilities.

“On behalf of IBP, I want to thank Jay for his significant contributions and over 20 years of exceptional commitment and service to the Company,” stated Jeff Edwards, Chairman and Chief Executive Officer. “Jay’s operational, industry and managerial expertise have been invaluable during IBP’s evolution over the years, and we look forward to working together to ensure a smooth transition. We wish Jay and his family the very best in his retirement.”

Mr. Wheeler has served as one of the Company’s Regional Presidents since January 2015. Since joining the Company in 2010 as a Regional Manager, Mr. Wheeler has been responsible for the management of operations in several states, including Colorado, Texas, Florida and Georgia. In June 2022, Mr. Wheeler assumed additional responsibility for much of IBP’s heavy commercial business and was named President of the Alpha companies. He attended Radford University and has been an active member of Vistage International CEO Organization since 2011.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to management changes. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

About Installed Building Products

Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 240 branch locations.

Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net

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